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                                 INFORMIX CORPORATION

                                 EMPLOYMENT AGREEMENT


    This Agreement is made by and between Informix Corporation (the "Company"), and Robert J. Finocchio, Jr. ("Executive"), effective as of the last date signed below (the "Effective Date").

    1.   DUTIES AND SCOPE OF EMPLOYMENT.

         (a) POSITION; EMPLOYMENT COMMENCEMENT DATE. The Company shall employ the Executive as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the "Board") to perform the duties and responsibilities commensurate with such positions. Upon the Effective Date, Executive shall be appointed as a member of the Board. Additionally, subject to continued election to the Board by the vote of the stockholders of the Company, Executive shall serve as a member of the Board during the period of his employment hereunder. Executive's employment with the Company and tenure as a member of the Board pursuant to this Agreement shall commence as of July 22, 1997 (the "Employment Date"). It is the intention of the Board to appoint two additional members to the Board in addition to Executive's Board membership, after due consideration of Executive's recommendations.

         (b) OBLIGATIONS. Executive shall devote his full business efforts and time to the Company; provided, however, that notwithstanding the foregoing, Executive may remain as a non-operating employee, without meaningful cash compensation, of 3Com Corporation through October 1, 1997. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the Board and may serve on the board of directors of Latitude Communications and on any other boards of directors so long as such service does not give rise to any conflict with the Company's interests and so long as Executive provides advance notice of such service to the Board.

    2. EMPLOYEE AND FRINGE BENEFITS. During his employment hereunder, Executive shall be eligible to participate in the employee benefit and fringe benefit plans and programs maintained by the Company for its senior executives at a level comparable to that of other senior executives of the Company.

    3.   COMPENSATION AND STOCK OPTIONS.

         (a) BASE SALARY. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary at the minimum annualized rate of $460,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed annually for possible raises in light of Executive's performance of his duties, as determined by the Board. It is understood that Executive will not participate in the Company's current 1997 executive bonus plan.

         (b) STOCK OPTIONS. On the Employment Date, Executive shall be granted stock options (the "Stock Options") to purchase a total of one million five hundred thousand (1,500,000) shares of Company Common Stock with a per share exercise price equal to 100% of the "Fair Market Value," as determined under the Informix Corporation 1994 Stock Option and Award Plan (the "Stock Option Plan"). The Stock Options shall be for a term of ten years (or shorter, as described below, upon termination of Executive's employment (or, with the approval of the Board, Executive's consulting relationship) with the Company) and, subject to accelerated vesting as set forth in the Company's standard form of stock option agreement and as set forth elsewhere herein, shall vest as to 25% of the shares originally subject to the Stock Options on each anniversary of the date of grant, so as to be 100% vested four years from the date of grant, conditioned upon Executive's continued employment (or, with the approval of the Board,

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Executive's consulting relationship) with the Company as of each vesting date.
Except as specified otherwise herein, these option grants are in all respects subject to the terms, definitions and provisions of the Stock Option Plan and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "Option Agreements"); provided, however, that to the extent that the Stock Options may not be granted under the Stock Option Plan by virtue of the limitation on the number of shares subject to option that may be granted thereunder in any fiscal year of the Company, they shall be granted outside of the Stock Plan pursuant to a written option agreement containing the same terms and conditions as the option granted under the Stock Option Plan. Any such non-Stock Option Plan stock option shall be registered by the Company on Form S-8 prior to any vesting of such option. All stock options granted to Executive pursuant to this Section 3(b) shall remain exercisable (to the extent vested upon the date of termination) for twelve months following Executive's termination of employment (or, with the approval of the Board, Executive's consulting relationship) with the Company in the event that Executive is terminated by the Company other than for "Cause," (as defined in Section 4 hereof), or if Executive's employment (or, with the approval of the Board, Executive's consulting relationship) with the Company terminates due to Executive's death or "Total Disability" (as defined in Section 7 hereof) otherwise, such options shall remain exercisable (to the extent vested upon the date of termination) for three months following Executive's termination of employment with the Company; provided, however, that in no event shall any stock option granted pursuant to this Section 3(b) remain exercisable longer than its original ten-year term.

    4. SEVERANCE BENEFITS. If, while employed hereunder, Executive's employment with the Company terminates involuntarily other than for "Cause" (as defined herein), or if Executive terminates his employment with the Company voluntarily within twelve months following a "Change of Control" (as defined herein), then Executive shall be entitled to receive a lump-sum severance payment from the Company, within 30 days of such termination, equal to twelve months' of Executive's Base Salary as in effect as of the date of such termination.

    For the purposes of this Agreement, "Cause" shall mean (i) Executive's engaging in willful misconduct which is materially injurious to the Company or its affiliates; (ii) Executive's committing a felony, (iii) Executive's committing an act of fraud against the Company or its affiliates; or (iv) Executive's willful breaching, in any material respect, of the Employee Confidentiality/Ownership/Nonsolicitation Agreement (attached hereto as EXHIBIT
A) (the "Confidentiality/Ownership/Nonsolicitation Agreement") between Executive and the Company.

    For the purposes of this Agreement, "Change of Control" shall mean:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

         (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the Employment Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

         (iii) The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or


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         (iv)      The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

    5. CHANGE OF CONTROL. In the event a Change of Control occurs within six months following the Effective Date, then, if Executive is employed by the Company as of the date of such Change of Control, Executive's Stock Options shall have their vesting accelerated as to two years' additional vesting, and in the event a Change of Control occurs on or after six months following the Effective Date, if Executive is employed by the Company as of the date of such Change of Control, then Executive's Stock Options shall have their vesting accelerated in full so as to become 100% vested.

    6.   TOTAL DISABILITY OR DEATH OF EXECUTIVE.

         (a) TOTAL DISABILITY. Upon Executive's becoming "Totally Disabled" (as defined herein) while employed hereunder, employment hereunder shall automatically terminate, and all payments of compensation by the Company to Executive hereunder shall immediately terminate, except for any amounts earned by Executive as of the date of such employment termination, which shall be paid to Executive. Executive shall be deemed to be "Totally Disabled" ninety (90) days following written notice by the Company to Executive of such determination by an independent physician acceptable to the Board and Executive (which acceptance will not be unreasonably withheld); provided, however, that if Executive resumes work on a regular basis prior to the end of such 90 day period, Executive shall not be deemed to be "Totally Disabled."

         (b) DEATH OF EXECUTIVE. If Executive dies while employed hereunder, this Agreement shall terminate immediately and all payments of compensation by the Company to the Executive hereunder shall immediately terminate, except for any amounts earned by Executive as of the date of Executive's death, which shall be paid to Executive's estate.

    7.   ARBITRATION.

         (a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Mateo County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

    (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. With respect to any actions or proceedings to compel arbitration, enforce any arbitration award or appeal any arbitration award related to this Agreement, the parties hereto expressly consent to the personal jurisdiction of the state and federal courts located in California.

         (c) The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

         (d) THE PARTIES HAVE READ AND UNDERSTAND SECTION 7, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR


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TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE
CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES, INCLUDING AS TO DISCRIMINATION, RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP.

    8. AT-WILL EMPLOYMENT. The Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law, notwithstanding that Executive may become eligible for severance benefits in accordance with the provisions of Section 4 hereof. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or other written Company benefit plans.

    9. INDEMNIFICATION. The Company shall indemnify Executive to the same extent as other senior executives and directors of the Company are indemnified and the Company and Executive shall enter into the Indemnity Agreement set forth as EXHIBIT B hereto (the "Indemnity Agreement"). The foregoing indemnification shall not limit any other right which Executive may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The foregoing indemnification shall not be deemed to affect any rights to subrogation which may exist in any policy of directors and officers liability.

    10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

    11.  LEGAL FEE REIMBURSEMENT.   The Company agrees to pay Executive's legal
fees associated with entering into this Agreement up to $5,000 upon receiving an invoice for such legal services.

    12. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, or sent by Federal Express or a similar private delivery company, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

    If to the Company:       Informix Corporation
                             4100 Bohannon Drive
                             Menlo Park, CA 94025
                             ATTN:  General Counsel

    If to Executive:    Robert J. Finocchio, Jr.
                             at the last residential address known to the Company

    13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

    14. ENTIRE AGREEMENT. This Agreement, the Stock Option Plan, the Confidentiality/


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Ownership/Nonsolicitation Agreement, the Indemnity Agreement and the Option
Agreements represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

    15. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and an authorized representative of the Board.

    16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below


INFORMIX CORPORATION

By:    Phillip White                   /s/ Phillip White
                                                  Signature
Date: 7-18-97


ROBERT J. FINOCCHIO, JR.


Date: 7-18-97                     /s/ Robert J. Finocchio, Jr.
                                                  Signature


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